UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2005

Glowpoint, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of Principal Executive Officers) (Zip Code)

(973) 282-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since past report)

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Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of December 31, 2004, Glowpoint, Inc. entered into a second amended and restated employment agreement with its Chairman, Richard Reiss. The employment agreement requires Mr. Reiss to provide general executive-level advice regarding Glowpoint, its competitors and the videoconferencing industry. The agreement has a one year term and provides for the payment to Mr. Reiss of an annual salary of $150,000.

This description of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
	10.1	Second Amended and Restated Employment Agreement between the Registrant and Richard Reiss dated as of December 31, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: January 6, 2005
/s/ David C. Trachtenberg
David C. Trachtenberg
Chief Executive Officer and President